Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2006 THIRD-QUARTER RESULTS

Sales Up 5 Percent from Prior Year; Net Income Rises Significantly

ST. PAUL, Minn. — October 25, 2006 — IntriCon Corporation (AMEX: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature medical and electronic products, today announced financial results for its third quarter ended September 30, 2006.

For the third quarter, the company reported sales of $12.5 million, up 5 percent from sales of $11.9 million for the 2005 third quarter. IntriCon delivered 2006 third-quarter net income of $438,000, or $0.08 per diluted share, up significantly from net income of $125,000, or $0.02 per diluted share, for the year-ago period. The 2006 third-quarter net income includes stock option expense of $56,000, or $0.01 per diluted share, due to the 2006 adoption of FAS 123(R).

“We’re pleased to report a sizeable year-over-year earnings increase in the 2006 third quarter,” said Mark S. Gorder, president and chief executive officer of IntriCon. “In addition, we posted a solid sales gain, fueled primarily by strong performances in professional audio and electronics. During the quarter, we further enhanced company leadership with the addition of a new independent director. Our team remains committed to investing in new customer projects, while making expense management progress.”

For the nine-month period, IntriCon reported sales of $37.5 million, an increase of 13 percent from 2005 nine-month sales of $33.3 million. Net income for the 2006 nine months was $719,000, or $0.13 per diluted share, compared to $653,000, or $0.12 per diluted share, for the 2005 period. Due to the 2006 adoption of FAS 123(R) a charge of $150,000, or $0.03 per diluted share, in stock option expense has been recognized in the current year.

On a continuing operations only basis, IntriCon recorded 2006 third-quarter net income of $453,000, or $0.08 per diluted share, an increase over net income from continuing operations of $174,000, or $0.03 per diluted share, for the prior-year period. For the 2006 nine months, the company posted net income from continuing operations of $762,000, or $0.14 per diluted share, versus $594,000, or $0.11 per diluted share, for the 2005 nine months.

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IntriCon Corporation 2006 Third-Quarter Results
October 25, 2006

Business Update

                For the third quarter, IntriCon’s sales were up 5 percent from prior year. For the nine-month period, sales rose 13 percent over the prior year nine months with increases coming in all four markets: professional audio grew 19 percent; medical rose 7 percent; hearing health increased 4 percent; and electronics was up more than 37 percent, with the company’s acquisition of Amecon in late 2005.

Said Gorder, “Year to date, we delivered increases over the prior year in all four of our chosen markets. While project timing may impact quarterly sequential comparisons, we’re achieving positive long-term growth on both the top and bottom lines.”

During the quarter, IntriCon named Philip N. Seamon to its board of directors. Seamon brings more than 30 years of corporate finance and operational consulting experience. With his addition to the company’s board, IntriCon now has five board members, four of whom are independent under applicable SEC and American Stock Exchange guidelines.

Concluded Gorder, “Our growth strategy continues to be further developing our core product lines by investing in strategic research and development opportunities combined with accelerated new product introductions. We’re encouraged by the success we’re seeing across the company, and we remain committed to growing by increasing business with existing customers and attracting new customers.”

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature medical and electronic products. The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

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IntriCon 2006 Third-Quarter Results
October 25, 2006

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning future growth, future financial condition and performance, prospects, and the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond the company’s control, and may cause the company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the company may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2005. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Marian Briggs/Matt Sullivan
651-604-9526	612-455-1700
slongval@intricon.com	mbriggs@psbpr.com / msullivan@psbpr.com

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IntriCon 2006 Third-Quarter Results
October 25, 2006

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	September 30, 2006	September 30, 2005
Sales, net	$12,487,832	$11,896,464

Costs of sales	9,614,058	8,989,356

Gross profit	2,873,774	2,907,108

Operating expenses:
Selling expense	848,499	826,852
General and administrative expense (a)	1,177,860	1,291,753
Research and development expense	256,678	479,549

Total operating expenses	2,283,037	2,598,154

Operating income	590,737	308,954

Interest expense	(91,394)	(65,679)
Interest income	16,842	16,310
Other (expense) income, net	(10,401)	11,587

Income from continuing operations before
Income taxes	505,784	271,172
Income taxes expense	52,856	96,993

Income from continuing operations	452,928	174,179

Loss from discontinued
operations, net of income taxes	(14,655)	(48,732)

Net income	$438,273	$125,447

Net earnings (loss) per share:
Basic:
Continuing operations	$.09	$.03
Discontinued operations	(.01)	(.01)

	$.08	$.02

Diluted:
Continuing operations	$.08	$.03
Discontinued operations	(.00)	(.01)

Net income	$.08	$.02

Average shares outstanding:
Basic	5,157,925	5,132,692
Diluted	5,413,277	5,384,767

(a)	General and administrative expense includes $56,166 of non-cash stock option expense related to the adoption of FAS 123(R).

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IntriCon 2006 Third-Quarter Results
October 25, 2006

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Nine Months Ended
	September 30, 2006	September 30, 2005
Sales, net	$37,532,457	$33,284,010

Costs of sales	28,372,969	24,583,421

Gross profit	9,159,488	8,700,589

Operating expenses:
Selling expense	2,620,031	2,515,066
General and administrative expense (a)	3,804,666	3,828,688
Research and development expense	1,437,499	1,245,303

Total operating expenses	7,862,196	7,589,057

Operating income	1,297,292	1,111,532

Interest expense	(392,570)	(285,344)
Interest income	56,482	34,892
Other expense/income, net	(71,345)	118,341

Income from continuing operations before
Income taxes	889,859	979,421
Income taxes expense	127,874	385,414

Income from continuing operations	761,985	594,007
Income (loss) from discontinued
operations, net of income taxes	(42,630)	58,609

Net income	$719,355	$652,616

Net earnings (loss) per share:
Basic:
Continuing operations	$.15	$.11
Discontinued operations	(.01)	.01

	$.14	$.12

Diluted:
Continuing operations	$.14	$.11
Discontinued operations	(.01)	.01

Net income	$.13	$.12

Average shares outstanding:
Basic	5,154,633	5,130,373
Diluted	5,490,606	5,202,814

(a)	General and administrative expense includes $149,512 of non-cash stock option expense related to the adoption of FAS 123(R).

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IntriCon 2006 Third-Quarter Results
October 25, 2006

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Assets	September 30, 2006	December 31, 2005
	(unaudited)
Current assets

Cash	$597,177	$1,109,402

Restricted cash	60,158	60,158

Accounts receivable, less allowance for doubtful accounts of
$268,000 in 2006 and $370,000 in 2005	7,173,429	6,925,357

Inventories	7,845,034	6,950,243

Refundable income taxes	93,241	77,143

Other current assets	402,992	454,053

Total current assets	16,172,031	15,576,356

Property, plant and equipment
Land	—	170,500
Buildings	—	1,732,914
Machinery and equipment	28,051,040	26,423,956

	28,051,040	28,327,370
Less: accumulated depreciation	22,059,956	21,455,955

Net property, plant and equipment	5,991,084	6,871,415

Note receivable from sale of discontinued operations, less
allowance of $296,000	453,923	503,923

Goodwill	5,867,239	5,754,219

Other assets, net	723,426	929,474

	$29,207,703	$29,635,387

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IntriCon 2006 Third-Quarter Results
October 25, 2006

Liabilities and Shareholders’ Equity	September 30, 2006	December 31, 2005
	(unaudited)
Current liabilities

Checks written in excess of cash	$818,662	$397,999

Current maturities of long-term debt	716,549	888,531

Accounts payable	3,247,666	3,136,555

Income taxes payable	224,823	298,914

Deferred gain on building sale	118,036	—

Other accrued liabilities	2,898,987	2,669,684

Total current liabilities	8,024,723	7,391,683

Long term debt, less current maturities	2,320,241	5,319,181

Other post-retirement benefit obligations	1,370,312	1,516,939

Note payable, net of current portion	769,081	646,530

Deferred income taxes	29,535	37,725

Accrued pension liability	655,025	633,818

Deferred gain on building sale	1,032,815	—

Total non-current liabilities	6,177,009	8,154,193

Total liabilities	14,201,732	15,545,876

Commitments and contingencies

Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized;
5,677,068 and 5,665,568 shares issued; 5,161,314 and
5,149,814 outstanding	5,677,068	5,665,568

Additional paid-in capital	12,223,777	12,053,590

Accumulated deficit	(1,432,662)	(2,152,017)

Accumulated other comprehensive loss	(197,134)	(212,552)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	15,005,971	14,089,511

	$29,207,703	$29,635,387

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